CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Access Integrated Technologies, Inc. and subsidiaries on Form S-3 (Registration No. 333-123279), Form S-3 (Registration No. 333-127673), Form S-3 (Registration No. 333-129747), Form S-3 (Registration No. 333-136998), Form S-3 (Registration No. 333-140231), Form S-3 (Registration No. 333-142411), Form S-8 (Registration No. 333-124290), and Form S-8 (Registration No. 333-139091) of our report dated June 28, 2007 on our audit of the consolidated financial statements, which appears in this Form 10-KSB. We also consent to the reference to our firm under the heading "Experts" in the Registration Statements on Form S-3 (Registration No. 333-123279), Form S-3 (Registration No. 333-127673), Form S-3 (Registration No. 333-129747), Form S-3 (Registration No. 333-136998), Form S-3 (Registration No. 333-140231) and Form S-3 (Registration No. 333-142411).

/s/ Eisner LLP

Florham Park, New Jersey

June 28, 2007